SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

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Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                                Aehr Test Systems
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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            pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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      (4)   Proposed maximum aggregate value of transaction:
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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                             [LOGO]AEHR TEST SYSTEMS

                                AEHR TEST SYSTEMS
                                400 Kato Terrace
                            Fremont, California 94539

                          -----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 17, 2002

                          -----------------------------

TO THE SHAREHOLDERS OF
    AEHR TEST SYSTEMS:

      You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Aehr Test Systems, a California corporation (the "Company") to be held on October 17, 2002, at 4:00 p.m., at 400 Kato Terrace, Fremont, California 94539, for the following purposes:

      1.    To elect five directors.

      2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending May 31, 2003.

      3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only holders of record of the Common Stock at the close of business on September 4, 2002 will be entitled to notice of and to vote at the Annual Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Annual Meeting if you are unable to attend and vote in person.

                                       By Order of the Board of Directors,


                                       /s/ RHEA J. POSEDEL

                                       RHEA J. POSEDEL
                                       Chief Executive Officer and
                                       Chairman of the Board of Directors

                                AEHR TEST SYSTEMS
                                400 Kato Terrace
                            Fremont, California 94539

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

      This Proxy Statement is being furnished to the Shareholders (the "Shareholders") of Aehr Test Systems, a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on October 17, 2002 and at any adjournments thereof.

      At the Annual Meeting, the Shareholders will be asked:

      1.    To elect five directors.

      2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ended May 31, 2003.

      3. To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

      The Board of Directors has fixed the close of business on September 4, 2002 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. Each such Shareholder will be entitled to one vote for each share of Common Stock ("Common Share") held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

      This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about September 27, 2002.

                               THE ANNUAL MEETING

Date, Time and Place

      The Annual Meeting will be held on October 17, 2002 at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539.

General

      The Company's principal office is located at 400 Kato Terrace, Fremont, California 94539 and its telephone number is (510) 623-9400.

Record Date and Shares Entitled to Vote

      Shareholders of record at the close of business on September 4, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 7,183,786 Common Shares outstanding and entitled to vote.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Proxy Solicitation

      Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder's votes on the same principle among as many candidates as the shareholder chooses. No shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

      Proxies are being solicited by the Company. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or telegram.

Quorum; Abstentions; Broker Non-Votes

      The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" (the "Votes Cast") at the Annual Meeting with respect to such matter.

      While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      Broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Deadline for Receipt of Shareholder Proposals for 2003 Annual Meeting

      Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission ("SEC"). Proposals of shareholders of the Company intended to be presented for consideration at the Company's 2003 Annual Meeting of Shareholders must be received by the Company no later than May 31, 2003, in order that they may be included in the proxy statement and form of proxy related to that meeting.

Shareholder Information

      IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO AEHR TEST SYSTEMS, 400 KATO TERRACE, FREMONT, CA 94539, ATTENTION: INVESTOR RELATIONS.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
                                 AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 31, 2002, or some other practical date in cases of the principal shareholders, by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table appearing herein, and (iv) all directors and executive officers of the Company as a group:

                                                                                   Shares Beneficially
                                                                                         Owned(1)
                                                                               -----------------------------
Beneficial Owner                                                               Number             Percent(2)
----------------                                                               ------             ----------
Named Executive Officers and Directors:
Rhea J. Posedel (3)....................................................        1,042,647             14.4%
Robert R. Anderson (4).................................................           92,500              1.3%
William W. R. Elder (5)................................................           52,083               *
Mukesh Patel (6).......................................................           35,000               *
Mario M. Rosati (7) ...................................................          209,340              2.9%
Carl J. Meurell (8) ...................................................          154,271              2.1%
Gary L. Larson (9) ....................................................           84,407              1.2%
David S. Hendrickson (10)..............................................           41,978               *
Christopher S. Noe (11)................................................           30,437               *
All Directors and Executive Officers as a group (11 persons) (12)......        1,829,235             23.8%

Principal Shareholders:
Private Capital Management, Inc. (13) .................................        1,514,968             21.1%
      8889 Pelican Bay Blvd., Naples, FL 34108
State of Wisconsin Investment Board (14) ..............................        1,147,000             16.0%
      121 East Wilson Street, Madison, WI 53707
Wellington Management Company, LLP (15) ...............................          736,900             10.3%
      75 State Street, 19th Floor, Boston, MA 02109
Dimensional Fund Advisors Inc. (16) ...................................          372,500              5.2%
      1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401

------------------------
*      Represents less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539.

(2) Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 2002 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 20,000 shares held by Vivian Owen, Mr. Posedel's wife, 7,950 shares held by Rhea J. Posedel, trustee for Natalie Diane Posedel, Mr. Posedel's daughter, and 77,916 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2002.

(4) Includes 20,000 shares issuable upon the exercise of stock options within 60 days of August 31, 2002.

(5) Includes 27,083 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2002.

(6) Includes 30,000 shares issuable upon the exercise of stock options within 60 days of August 31, 2002.

(7) Includes 3,040 shares held of record by WS Investment Company 87A. Mr. Rosati is a general partner of WS Investment Company 87A and disclaims beneficial ownership of the shares held by WS Investment Company 87A except to the extent of his proportionate partnership interest therein. Also includes 27,000 shares held by Mario M. Rosati and Douglas Laurice, trustees for the benefit of Mario M. Rosati, 151,016 shares held by Mario
       M. Rosati, Trustee of the Mario M. Rosati Trust, U/D/T dated 1/9/90 and 27,083 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2002.

(8) Includes 153,541 shares issuable upon the exercise of stock options within 60 days of August 31, 2002.

(9) Includes 50,227 shares issuable upon the exercise of stock options within 60 days of August 31, 2002.

(10) Includes 41,978 shares issuable upon the exercise of stock options within 60 days of August 31, 2002.

(11) Includes 28,437 shares issuable upon the exercise of stock options within 60 days of August 31, 2002. Mr. Noe's employment with the Company terminated on September 20, 2002.

(12) Includes 37,033 shares held in the name of Carl N. Buck and 505,804 shares issuable upon the exercise of stock options within 60 days of August 31, 2002.

(13) Based solely on Form 13F Holdings Report filed with the SEC by Private Capital Management ("PCM") for the period ended June 30, 2002. PCM has shared investment power and shared voting power with respect to the shares.

(14) Based solely on Form 13F Holdings Report filed with the SEC by the State of Wisconsin Investment Board ("SWIB") for the period ended June 30, 2002. SWIB has sole investment and sole voting power with respect to the shares.

(15) Based solely on Form 13F Holdings Report filed with the SEC by Wellington Management Company, LLP ("WMC") for the period ended June 30, 2002. WMC, in its capacity as investment advisor, may be deemed to have beneficial ownership of the 736,900 shares which are held of record by investment advisory clients of WMC. WMC has sole investment power and no voting power with respect to 234,600 shares and shared investment and shared voting power with respect to the remaining shares.

(16) Based solely on Form 13F Holdings Report filed with the SEC by Dimensional Fund Advisors Inc. ("DFA") for the period ended June 30, 2002. DFA has sole investment and sole voting power with respect to the shares.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      At the Annual Meeting, five directors are to be elected to serve until the next Annual Meeting or until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the five nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

      The names of the nominees and certain information about them are set forth below:

                                                                        Director
Name of Nominee              Age               Position                  Since
---------------              ---               --------                 -------
Rhea J. Posedel               60      Chairman of the Board and           1977
                                      Chief Executive Officer
Robert R. Anderson (1)        64      Director                            2000
William W.R. Elder (1)(2)     63      Director                            1989
Mukesh Patel (1)              44      Director                            1999
Mario M. Rosati (2)           56      Director and Secretary              1977

------------------
(1)   Member of the Audit Committee.
(2)   Member of the Compensation Committee.

      The principal occupation of each of the Board members during the past five years is set forth below. There is no family relationship between any director or executive officer of the Company.

      RHEA J. POSEDEL is a founder of the Company and has served as Chief Executive Officer and Chairman of the Board of Directors since its inception in 1977. From the Company's inception through May 2000, Mr. Posedel also served as President. Prior to founding the company, Mr. Posedel held various project engineering and engineering managerial positions at Lockheed Martin Corporation (formerly "Lockheed Missile & Space Corporation"), Ampex Corporation, and Cohu, Inc. He received a B.S. in Electrical Engineering from the University of California, Berkeley, an M.S. in Electrical Engineering from San Jose State University and an M.B.A. from Golden Gate University.

      ROBERT R. ANDERSON was appointed to the Company's Board of Directors in October 2000. Mr. Anderson is a private investor. From January 1994 to January 2001, he was Chairman of Silicon Valley Research, Inc., a semiconductor design automation software company, and its Chief Executive Officer from December 1996 to August 1998, and from April 1994 to July 1995. He also served as Chairman of Yield Dynamics, Inc., a private semiconductor process control software company, from October 1998 to October 2000, and as Chief Executive Officer from October 1998 to April 2001. Mr. Anderson co-founded KLA Instruments Corporation, now KLA-Tencor Corporation, a supplier of semiconductor process control systems, in 1975 and served in various capacities including Chief Operating Officer, Chief Financial Officer, Vice Chairman and Chairman before he retired from that company in 1994. Mr. Anderson is a director of MKS Instruments, Inc., Metron Technology N.V. and Trikon Technologies, Inc. He also serves as a director for two private development stage companies, and as a trustee of Bentley College.

      WILLIAM W. R. ELDER has been a director of the Company since 1989. Dr. Elder was the Chief Executive Officer of Genus, Inc. ("Genus"), a semiconductor company, from his founding of Genus in 1981 to September 1996, and has been serving in that same position again since April 1998. Dr. Elder has been a director of Genus since its inception. Dr. Elder holds a B.S.I.E. and an honorary Doctorate Degree from the University of Paisley in Scotland.

      MUKESH PATEL was appointed to the Company's Board of Directors in June 1999. Mr. Patel co-founded SMART Modular Technologies, Inc., where he has served on its Board of Directors since its inception and he acted in various executive capacities from 1989 to 1999. Mr. Patel holds a B.S. degree in Engineering with emphasis on digital electronics from Bombay University, India. Mr. Patel is a director of Sparkolor Corp., Nazomi Communications Inc., and Parama Networks.

      MARIO M. ROSATI has been a director of the Company since 1977. He is a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation which he joined in 1971. Mr. Rosati is a graduate of Boalt Hall, University of California at Berkeley. Mr. Rosati is a director of Genus, Inc., interWAVE Communications International, Ltd., Sanmina Corporation, Symyx Technologies, Inc., The Management Network Group, Inc., and Vivus Inc., as well as several privately-held companies.

Board Meetings and Committees

      The Board of Directors held a total of four (4) meetings during the fiscal year ended May 31, 2002. No incumbent director during his period of service in such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has two committees, the Audit Committee and the Compensation Committee.

      The Compensation Committee of the Board of Directors currently consists of Messrs. Elder and Rosati. The Compensation Committee held one (1) meeting during fiscal year 2002. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company.

      The Board of Directors has no nominating committee or any committee performing such function.

                        REPORT OF THE AUDIT COMMITTEE (1)

      The Audit Committee of the board of directors of the Company serves as representatives of the board for general oversight of the Company's financial accounting and reporting system of internal control, audit process and process for monitoring compliance with laws and regulations. The Audit Committee, consisting of Messrs. Patel, Anderson and Elder, held three (3) meetings in fiscal year 2002. Each member is an independent director in accordance with the Nasdaq National Market Audit Committee requirements. The Audit Committee evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent accountants prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs.

      The  Company's  management  has primary  responsibility  for preparing the
Company's financial statements and for the Company's financial reporting process. The Company's independent accountants, PricewaterhouseCoopers LLP
("PwC"), are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended May 31, 2002. PwC, the Company's independent accountants for fiscal year 2002, issued their unqualified report dated July 23, 2002 on the Company's financial statements.

      The Audit Committee has also discussed with PwC the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee has also received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has conducted a discussion with PwC relative to its independence. The Audit Committee has considered whether PwC's provision of non-audit services is compatible with its independence. The Audit Committee has an Audit Committee Charter.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Aehr Test Systems that the Company's audited financial statements for the fiscal year ended May 31, 2002 be included in the Annual Report on Form 10-K.

                                   AUDIT COMMITTEE

                                   Mukesh Patel
                                   Robert R. Anderson
                                   William W.R. Elder

(1) The information regarding the Audit Committee is not "soliciting" material and is not deemed "filed" with the SEC, and is not incorporated by reference into any filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Audit Fees

      The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during fiscal 2002:

        DESCRIPTION OF SERVICES
        -----------------------

Audit fees (1)                                        $ 89,450

Financial information system design and
   implementation fees (2)                                  --

All other fees (3)                                     103,516
                                                      --------
TOTAL                                                 $192,966
                                                      ========

(1) Represents the aggregate fees billed or to be billed for professional services rendered for the audit of the Company's fiscal 2002 annual financial statements and for the review of the financial statements included in the Company's quarterly reports during such period.

(2) Represents the aggregate fees billed for operating or supervising the operation of the Company's information system or managing the Company's local area network and/or designing or implementing a hardware or software system that aggregates data or generates information that is significant to the generation of the Company's financial statements.

(3) Represents the aggregate fees billed in fiscal 2002 for services other than audit and other than financial information system design and implementation including fees for tax services and registration statements.

Director Compensation

      Rhea J. Posedel, the only inside director of the Company, does not receive any cash compensation for his services as a member of the Board of Directors. Each outside director receives (1) an annual retainer of $5,000, (2) $1,000 for each regular board meeting he attends, and (3) $500 for each committee meeting he attends if not held in conjunction with a regular board meeting, in addition to being reimbursed for certain expenses incurred in attending Board and committee meetings. An inside director is a director who is a regular employee of the Company, whereas an outside director is not an employee of the Company. Directors are eligible to participate in the Company's stock option plans. In fiscal 2000, outside directors William Elder, Mario Rosati, David Torresdal and Mukesh Patel were each granted options to purchase 5,000 shares at $5.06 per share and an additional option to purchase 15,000 shares at $3.88 per share was granted to Mukesh Patel. In fiscal 2001, outside directors William Elder, Mario Rosati and Mukesh Patel were each granted options to purchase 5,000 shares at $6.25 per share, additional options to purchase 20,000 shares at $4.00 per share were each granted to William Elder and Mario Rosati, and an option to purchase 15,000 shares at $6.00 was granted to outside director Robert Anderson. In fiscal 2002, outside directors William Elder, Mario Rosati, Mukesh Patel and Robert Anderson were each granted options to purchase 5,000 shares at $3.85 per share.

Vote Required

      The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. See "Quorum; Abstentions; Broker Non-Votes."

   MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED ABOVE

                                   PROPOSAL 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board of Directors of the Company has selected PricewaterhouseCoopers LLP, as the Company's independent accountants, to audit the financial statements of the Company for the current fiscal year ending May 31, 2003, and recommends that Shareholders vote for ratification of such appointment. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE
                   APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

                       COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended May 31, 2002, 2001 and 2000 by the Chief Executive Officer and each of the four other most highly compensated executive officers with annual compensation in excess of $100,000 for the fiscal year ended May 31, 2002.

                           Summary Compensation Table

                                                                                    Long-term
                                                                                   Compensation
                                                                                   ------------
                                                      Annual Compensation           Securities
                                        Fiscal        -------------------           Underlying          All Other
Name and Principal Position              Year      Salary ($)      Bonus ($)        Options ($)      Compensation ($)
---------------------------              ----      ----------      ---------        -----------      ----------------
Rhea J. Posedel.....................     2002       $200,199              --          $1,935           $ 5,795(1)
   Chief Executive Officer and           2001       $220,613         $55,755          $7,183           $ 3,341(2)
      Chairman of the Board of           2000       $199,912              --          $1,896           $ 1,879(3)
      Directors

Carl J. Meurell........................  2002       $197,397         $10,000          $1,935           $13,968(1)
   President and Chief Operating         2001       $197,067         $58,488          $7,183           $ 2,755(2)
      Officer                            2000       $176,032         $52,539(4)       $1,896           $ 8,089(3)

Gary L. Larson......................     2002       $166,503              --          $1,935           $ 7,341(1)
   Vice President of Finance and         2001       $166,176         $33,709          $6,576           $ 3,380(2)
      Chief Financial Officer            2000       $149,827              --          $1,776           $ 2,673(3)

David S. Hendrickson..............       2002       $175,792         $14,280          $1,935           $ 5,491(1)
   Vice President of Engineering         2001       $128,455         $28,735          $5,195           $ 2,278(2)
                                         2000             --              --              --                --

Christopher S. Noe ...................   2002       $151,353         $33,530(5)       $1,920           $14,986(1)
   Vice President of Sales               2001       $ 14,424         $ 6,527(6)           --           $   191(2)
                                         2000             --              --              --                --

-------------------------
(1) Consists of health and life insurance premiums and medical costs paid by the Company during the year ended May 31, 2002.

(2) Consists of health and life insurance premiums and medical costs paid by the Company during the year ended May 31, 2001.

(3) Consists of health and life insurance premiums and medical costs paid by the Company during the year ended May 31, 2000.

(4) Represents commissions earned by Mr. Meurell in the position of Vice President of Worldwide Sales during the year ended May 31, 2000.

(5) Represents commissions earned by Mr. Noe in the position of Vice President of Sales during the year ended May 31, 2002.

(6) Represents commissions earned by Mr. Noe in the position of Vice President of Sales during the year ended May 31, 2001.

Stock Option Grants and Exercises

      The following table sets forth the number and terms of options granted to the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2002.

                        Option Grants in Last Fiscal Year

                                                                                               Potential Realizable
                                                        Individual Grants                        Value at Assumed
                                -----------------------------------------------------------       Annual Rates of
                                Number of       % of Total                                          Stock Price
                                Securities        Options                                         Appreciation for
                                Underlying      Granted to        Exercise                         Option Term(4)
                                 Options       Employees in        Price        Expiration      -------------------
Name                            Granted(1)    Fiscal Year(2)    ($/Share)(3)       Date           5% ($)    10% ($)
----                            ----------    --------------    ------------    ----------      --------  ---------
Rhea J. Posedel                    30,000          19.1%           $4.95        6/21/2008        $41,459  $114,577
Carl J. Meurell                    15,000           9.5%           $4.50        6/21/2008        $27,479  $ 64,038
Gary L. Larson                     10,000           6.4%           $4.50        6/21/2008        $18,320  $ 42,692
David S. Hendrickson                   --            --               --               --             --        --
Christopher S. Noe                     --            --               --               --             --        --

-------------
(1) The options were granted under the 1996 Stock Option Plan and vest over four years.

(2) Based on an aggregate of 157,316 options granted by the Company in the year ended May 31, 2002 to employees and consultants to the Company, including the named executive officers.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors, except the exercise price of the options granted to Mr. Posedel was equal to 110% of the fair market value of the Common Stock on the date of the grant.

(4) This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective seven-year terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions and the timing of option exercises, if any.

      The following table provides information concerning option exercises by the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2002 and the value of unexercised options at such date.

               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

                                                                 Number of Securities
                                                                Underlying Unexercised          Value of Unexercised
                                                                    Options at                In-the-Money Options at
                                Shares                          Fiscal Year-End(#)(1)          Fiscal Year-End($)(2)
                              Acquired on       Value        ---------------------------    ---------------------------
Name                         Exercise (#)    Realized ($)    Exercisable   Unexercisable    Exercisable   Unexercisable
----                         ------------    ------------    -----------   -------------    -----------   -------------
Rhea J. Posedel..........         --              --            69,062          60,938         $45,356        $57,756
Carl J. Meurell..........         --              --           130,519          84,481         $50,421        $28,714
Gary L. Larson...........         --              --            46,894          31,106         $45,025        $36,907
David S. Hendrickson.....         --              --            33,332          56,668            --             --
Christopher S. Noe.......         --              --            20,312          54,688         $27,401        $73,774

--------------
(1) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(2) Calculated by determining the difference between the fair market value of the securities underlying the options at year end ($5.949 per share as of May 31, 2002) and the exercise price of the options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

      In its ordinary course of business, the Company enters into transactions with certain of its directors and officers. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party.

Legal Counsel

      During fiscal 2002, Mario M. Rosati, a member of the Board of Directors of the Company, was also a member of the law firm of Wilson Sonsini Goodrich & Rosati ("WSGR"). The Company retained WSGR as its legal counsel during the fiscal year. The Company plans to retain WSGR as its legal counsel again during fiscal 2003.

Indebtedness of Management

      On October 26, 2000, the Company received a promissory note signed by Mr. Gary L. Larson, the Chief Financial Officer and Vice President of Finance, for the principal sum of $84,000. This note bore interest at the rate of 6.75% per annum and was due in full on February 15, 2002, unless repaid on an earlier date. The funds were used by Mr. Larson to exercise options for 21,000 shares of common stock of the Company. This transaction was reported on a Form 4 to the Securities and Exchange Commission in fiscal 2001. This promissory note was subsequently settled during fiscal 2002.

Change of Control Severance Agreement

      On April 23, 2001, the Company has entered into a Change of Control Severance Agreement with Mr. Christopher S. Noe and on January 24, 2001, the Company has entered into Change of Control Severance Agreements with Mr. Carl N. Buck, Mr. David S. Hendrickson, Mr. Gary L. Larson, Mr. Carl J. Meurell and Mr. Rhea J. Posedel pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts. Termination also includes resignation following the occurrence of an adverse change in the executive's position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive's compensation. In the event of a termination in fiscal 2003 following a change of control, the amounts payable to Messrs. Buck, Hendrickson, Larson, Meurell and Posedel would be approximately $75,000, $92,000, $130,000, $159,000 and $218,000, respectively.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of Messrs. Elder and Rosati. No interlocking relationship exists between the Company's Board of Directors and Compensation Committee and the board of directors or compensation committee of any other company.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

General

      The objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executives while aligning their compensation with the achievements of key business objectives, maximization of shareholder value and optimal satisfaction of customers.

      The Compensation Committee is responsible for:

      1. Determining the specific executive compensation methods to be used by the Company and the participants in each of those specific programs;

      2. Determining the evaluation criteria and timeliness to be used in those programs;

      3. Determining the processes that will be followed in the ongoing administration of the programs; and

      4.    Determining their role in the administration of the programs.

      All of the actions take the form of recommendations to the full Board of Directors where final approval, rejection or redirection will occur. The Compensation Committee is responsible for administering the compensation programs for all Company officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company's officers.

Compensation Vehicles

      Currently, the Company uses the following executive compensation vehicles:

      o Cash-based programs: Base salary, Annual Incentive Bonus Plan, Annual Profit Sharing Plan, and a Sales Incentive Commission Plan; and

      o Equity-based programs: 1996 Incentive Stock Option Plan, the 1997 Employee Stock Purchase Plan and the Employee Stock Bonus Plan.

      These programs apply to the Chief Executive Officer and all executive level positions, except for the Sales Incentive Commission Plan, which only includes executives directly responsible for sales activities. Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

      The criteria for determining the appropriate salary level, bonus and stock option grants for the Chief Executive Officer and each of the executive officers include (a) Company performance as a whole, (b) business unit performance (where appropriate) and (c) individual performance objectives. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain: operating profit, revenue growth, timely new product introduction, and shareholder value (usually measured by the Company stock price). Individual performance is measured to specific objectives relevant to the individual's position and a specific time frame.

      These criteria are usually related to a fiscal year time period, but may, in some cases, be measured over a shorter or longer time frame.

      The processes used by the Compensation Committee include the following steps:

      1. The Compensation Committee periodically receives information comparing the Company's pay levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily national and regional compensation surveys are used.

      2. At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executives. The Chief Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on their respective performance objectives.

      3. Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and full Board, as appropriate.

      4. At the end of the performance cycle, the Chief Executive Officer evaluates each executive's relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and stock options, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval. The Compensation Committee also determines the level of salary and bonus and the terms of stock option grants for the Chief Executive Officer.

      5. The final evaluations and compensation decisions are discussed with each executive by the Chief Executive Officer or Compensation Committee, as appropriate.

Policy on Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the tax deduction to $1 million for compensation paid to its five most highly compensated executive officers, unless certain requirements are met. One requirement is that the Compensation Committee consists entirely of outside directors as defined in the Code, and the Company's Compensation Committee meets this requirement. Another requirement is that compensation over $1 million must be based upon Company attainment of pre-established, objective performance goals. The Company believes that all compensation paid to its five most highly compensated executive officers in fiscal 2002 is fully deductible. The
Committee's present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would not be in the best interest of the Company and its shareholders.

      The Compensation Committee feels that the compensation vehicles used by the company, generally administered through the process as outlined above, provide a fair and balanced executive compensation program related to the proper business issues. In addition, it should be noted that compensation vehicles will be reviewed and, as appropriate, revised in order to attract and retain new executives in addition to rewarding performance on the job.

                                          COMPENSATION COMMITTEE

                                          William W. R. Elder
                                          Mario M. Rosati

Company Performance

      The following graph shows a comparison of total shareholder return for holders of the Company's Common Stock from August 15, 1997, the date of the Company's initial public offering, through May 31, 2002 compared with The Nasdaq Stock Market (U.S.) Index and the Philadelphia Semiconductor Index. The graph assumes that $100 was invested in the Company's Common Stock, in the Nasdaq Stock Market (U.S.) Index and the Philadelphia Semiconductor Index on August 15, 1997, and that all dividends were reinvested. The Company believes that while total shareholder return can be an important indicator of corporate performance, the stock prices of semiconductor equipment companies like Aehr Test Systems are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other semiconductor equipment company stocks.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                                      Cumulative Total Return
                               ------------------------------------------------------------------------
                                   8/15/97     5/31/98     5/31/99     5/31/00     5/31/01     5/31/02
                               ------------------------------------------------------------------------
AEHR TEST SYSTEMS                   100.00       50.52       33.33       48.05       33.33       49.58
NASDAQ STOCK MARKET (U.S.)          100.00      113.53      160.13      219.45      136.17      104.78
PHILADELPHIA SEMICONDUCTOR          100.00       73.81      118.50      276.59      135.95      124.73

      As the JP Morgan H&Q Semiconductor Index, against which the Company historically gauged the performance of the Company's Common Stock, is no longer active, the Company presents an additional graph for comparison. The graph below shows a comparison of total shareholder return for holders of the Company's Common Stock from August 15, 1997, the date of the Company's initial public offering, through May 31, 2001 compared with The Nasdaq Stock Market (U.S.) Index, the Philadelphia Semiconductor Index, and the JP Morgan H&Q Semiconductor Index. The graph assumes that $100 was invested in the Company's Common Stock, in the Nasdaq Stock Market (U.S.) Index, the Philadelphia Semiconductor Index, and the JP Morgan H&Q Semiconductor Index on August 15, 1997, and that all dividends were reinvested. The Company believes that while total shareholder return can be an important indicator of corporate performance, the stock prices of semiconductor equipment companies like Aehr Test Systems are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other semiconductor equipment company stocks.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                                        Cumulative Total Return
                                  ----------------------------------------------------------
                                    8/15/97     5/31/98     5/31/99     5/31/00     5/31/01
                                  ----------------------------------------------------------
AEHR TEST SYSTEMS                    100.00       50.52       33.33       48.05       33.33
NASDAQ STOCK MARKET (U.S.)           100.00      113.51      160.26      219.68      136.35
PHILADELPHIA SEMICONDUCTOR           100.00       73.81      118.50      276.59      135.95
JP MORGAN H & Q SEMICONDUCTOR        100.00       68.70      112.24      327.00      188.47

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent Shareholders file reports of ownership and changes in ownership with the SEC as to the Company's securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the fiscal year 2002, all Section 16(a) filing requirements applicable to the Company's officers, directors and ten percent shareholders were filed on a timely basis.

                              FINANCIAL STATEMENTS

      The Company's Annual Report to Shareholders for the last fiscal year is being mailed with this proxy statement to Shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected financial data and management's discussion and analysis of financial condition and results of operations.

                                  OTHER MATTERS

      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                         By Order of the Board of Directors,


                                         /s/ Rhea J. Posedel

                                         RHEA J. POSEDEL
                                         Chief Executive Officer and
                                         Chairman of the Board of Directors

Dated: September 27, 2002

--------------------------------------------------------------------------------
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                AEHR TEST SYSTEMS

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 17, 2002

      The undersigned Shareholder of Aehr Test Systems, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Rhea J. Posedel and Gary L. Larson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Aehr Test Systems to be held on October 17, 2002, at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539, and at any adjournments thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this card.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

                      PLEASE SIGN AND DATE ON REVERSE SIDE

--------------------------------------------------------------------------------

                             DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

1.    ELECTION OF DIRECTORS:

                             FOR all nominees listed          WITHHOLD AUTHORITY
                         |_| below (except as indicated   |_| to vote for all
                             to the contrary below).          nominees listed
                                                              below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

                     Rhea J. Posedel   Robert R. Anderson
            William W. R. Elder   Mukesh Patel   Mario M. Rosati

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS:

      |_|  FOR       |_|  AGAINST       |_|  ABSTAIN

3. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of Aehr Test Systems or the Board of Directors at the meeting.

                                            The undersigned  hereby ratifies and
                                          confirms  all that the  attorneys  and
                                          proxies,  or any  of  them,  or  their
                                          substitutes,   shall  lawfully  do  or
                                          cause to be done by virtue hereof, and
                                          hereby  revokes  any and  all  proxies
                                          heretofore given by the undersigned to
                                          vote at the meeting.  The  undersigned
                                          acknowledges  receipt of the Notice of
                                          Annual Meeting and the Proxy Statement
                                          accompanying such notice.
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                                          Dated: _________________________ ,2002
             ADDRESS LABEL

                                          ______________________________________
     THIS SPACE MUST BE LEFT BLANK                       Signature


--------------------------------------    ______________________________________
                                                         Signature


                                            Please date this proxy card and sign
                                          above  exactly as your name appears on
                                          this card.  Joint  owners  should each
                                          sign  personally.   Corporate  proxies
                                          should  be  signed  by  an  authorized
                                          officer.  Executors,   administrators,
                                          trustee,  etc., should give their full
                                          titles.
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